STOCK-FOR-STOCK AGREEMENT

REORGANIZATION AGREEMENT between Bargain Products, Inc., a Nevada corporation (hereinafter referred to as "BRGN"), and shareholders of Troika, a Delaware corporation (hereinafter referred to as "Troika").

For the Acquisition by BRGN of all the outstanding stock of Troika, in exchange for stock of BRGN.

AGREEMENT, dated as of this 10th day of April, 1999, between BRGN and all of the Shareholders of Troika (hereinafter collectively referred to as the "Troika Shareholders").

WHEREAS, the Troika Shareholders own 1,000,000 shares of common stock, $.01 par value per share, of Troika, and which constitutes all of the outstanding shares of common stock of Troika.
of the outstanding common stock of Troika, for a total of 1,000,000 issued and outstanding shares of common stock of Troika.

WHEREAS, the Troika Shareholders own and have the right to sell, transfer and exchange all of the shares for the purchase of the capital stock of Bargain Products, Inc., Bargain Products, Inc. hereby offers 6,000,000 shares of its restricted common stock to the Troika Shareholders for all of the outstanding common stock of Troika and Bargain Products will have $80,000 in its corporate account at the time of the exchange. The Troika Shareholders wish to make said exchange.

WHEREAS, the parties hereto intend that the securities exchange described herein between Bargain Products, Inc. and the Shareholders of Troika will be tax free in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code.

NOW THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed and by these present do hereby agree as follows:

1.Exchange of Securities. Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Section 6 hereof (the "Closing Date"), Bargain Products, Inc. will issue and deliver, or cause to be issued and delivered to the Troika Shareholders, in exchange for all of the issued and outstanding shares of Troika, 6,000,000 shares of its common stock.The shares of Bargain Products, Inc. will be allocated as set forth in
Schedule I, attached hereto. The shares of Troika Shareholders will be exchanged for shares in Bargain Products, Inc. on a six-for-one (6 for 1) basis.

2.Representations and Warranties by Troika and Troika Shareholders.
Troika and Troika Shareholders each represent and warrant to Bargain Products, Inc., all of which representations and warranties shall be true at the time of closing, and shall survive the closing for a period of six (6) months from the date of closing, except as to the warranties and representations set forth in subsection (i) herein, which shall survive for a period of three (3) years from the date of closing, and those set forth in subsection (l) herein, which shall survive for a period of six (6) months from the date of closing, or from the date when the accounts receivable may become due and payable, whichever shall occur later, that:

          (a)Troika is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate powers to own its property and carry on its business as and where it is now being conducted. Copies of the Certificate of Incorporation and the By-Laws of Troika, which have heretofore been furnished by Troika Shareholders to Bargain Products, Inc., are true and correct copies of said Certificate of Incorporation and By-Laws including all amendments to the date hereof.

          (b)The authorized capital stock of Troika consists of 4,000,000 shares of common stock, $.01 par value ("Common Stock of Troika"), of which 1,000,000 shares have been validly issued and are now outstanding.

          (c)Troika Shareholders have full power to exchange the shares to purchase the capital stock of Bargain Products, Inc. on behalf of themselves upon the terms provided for in this Agreement, and said shares have been duly and validly issued and are free and clear of any lien or other encumbrance.

          (d)From the date hereof, and until the date of closing, no dividends or distributions of capital, surplus, or profits shall be paid or declared by Troika in redemption of their outstanding shares or otherwise, and except as described herein no additional shares shall be issued by said corporation.

          (e)Since the date hereof, Troika has not engaged in any transaction other than transactions in the normal course of the operations of their business, except as specifically authorized by Bargain Products, Inc. in writing.

          (f)Troika is not involved in any pending or threatened litigation which would materially affect its financial condition disclosed to Bargain Products, Inc. in writing.

          (g)Troika has and will have on the Closing Date, good and marketable title to all of its property and assets shown on Schedule II, attached hereto, free and clear of any and all liens or encumbrances or restrictions, except as shown on Schedule II, attached hereto and except for taxes and assessments due and payable after the Closing Date and easements or minor restrictions with respect to its property which do not materially affect the present use of such property.

          (h)(1)The inventories of Troika as reflected in Schedule II, furnished by Troika Shareholders to Bargain Products, Inc. prior to the execution hereof, are valued at book value.

          (2)The inventory of Troika listed on the schedule referred to in (h) (1) above is hereinafter collectively referred to as the "Inventory." The Inventory is in good and usable condition.

          (i)As of the date hereof, there are no accounts receivable of Troika of a material nature, except for those accounts receivable set forth in Schedule II, attached hereto.

          (j)Troika does not now have, nor will it have on the Closing Date, any long-term contracts ("long-term" being defined as more than one year) except those set forth in Schedule II attached hereto.

          (k)Troika does not now have, nor will it have on the Closing Date any pension plan, profit-sharing plan, or stock purchase plan for any of its employees except those set forth in Schedule II, attached hereto and certain options to proposed executive officers.

          (l)Troika does not now have, nor will it have on the Closing Date, any known liabilities or contingent liabilities.

(m)Upon completion of the stock exchange described herein, the former Troika shareholders who will be receiving the 6,000,000 shares of BRGN restricted common stock will not cause or allow BRGN to undertake a reverse stock split until all options to purchase any currently outstanding common stock have been exercised.

3.Representations and Warranties by Bargain Products, Inc..  Bargain
Products, Inc. represents and warrants to the Troika Shareholders, all of which representations and warranties shall be true at the time of closing, and shall survive the closing for a period of six (6) months from the date of closing, as follows:

          (a)Bargain Products, Inc. is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as now being conducted and has authorized capital stock consisting of 10,000,000 shares of common stock, $.01 par value per share, of which there are 508,461 shares presently outstanding.

          (b)Bargain Products, Inc. has the corporate power to execute and perform this Agreement, and to deliver the stock required to be delivered to Troika Shareholders hereunder.

          (c)The execution and delivery of this Agreement, and the issuance of the stock required to be delivered hereunder have been duly authorized by all necessary corporate actions, and neither the execution nor delivery of this Agreement, nor the issuance of the stock, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Certificate of Incorporation or By-Laws of Bargain Products, Inc. or any indenture, agreement or other instrument to which Bargain Products, Inc. is a party, or by which Bargain Products, Inc. is bound, or by which any of its property is bound.

          (d)The shares of Common Stock of Bargain Products, Inc. deliverable pursuant hereto will on delivery in accordance with the terms hereof, be duly authorized, validly issued, and fully paid, and non-assessable.

(e)Bargain Products, Inc., agrees not to undertake a reverse stock split until such time as all options to purchase any currently outstanding common stock have been exercised.

4.Conditions to the Obligations of Bargain Products, Inc.. The obligations of Bargain Products, Inc. hereunder shall be subject to the conditions that:

          (a)Bargain Products, Inc. shall not have discovered any material error or misstatement in any of the representations and warranties by the Troika Shareholders herein, and all the terms and conditions of this Agreement to be performed and complied with shall have been performed and complied with.

          (b)There shall have been no substantial adverse changes in the conditions, financial, business otherwise of Troika from the date of this Agreement, and until the date of closing, except for changes resulting from those operations in the usual and ordinary course of business, and between such dates the business and assets of Troika shall not have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or acts of God or of the public enemies.

          (c)Bargain Products, Inc. shall upon request and at the time of closing, receive an opinion of counsel to the effect that: (1) Troika is duly organized and validly existing under the laws of the State of Delaware and has the power and authority to own its properties and to carry on its respective business wherever the same shall be located and operated as of the Closing Date; and, (2) this Agreement has been duly executed and delivered by Troika Shareholders and constitutes a legal, valid and binding obligation of the Troika Shareholders enforceable in accordance with its terms.

          (d)Troika does not now have, nor will it have on the date of closing, any known or unknown liabilities or contingent liabilities, except as specifically set forth on Schedule II, attached hereto.

5.Conditions to the Obligations of Troika Shareholders. The obligations of the Troika Shareholders hereunder are subject to the conditions that:

          (a)Troika Shareholders shall not have discovered any material error or misstatement in any of the representations and warranties made by Bargain Products, Inc. herein and all the terms and conditions of this Agreement to be performed and complied with by Bargain Products, Inc. shall have been performed and complied with.

          (b)The Troika Shareholders shall upon request, at the time of closing, receive an opinion of counsel to the effect that: (1) Bargain Products, Inc. is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the power to own and operate its properties wherever the same shall be located as of the Closing Date; (2) the execution, delivery and performance of this Agreement by Bargain Products, Inc. has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of Bargain Products, Inc., enforceable in accordance with its terms; (3) the securities to be delivered to Troika Stockholders pursuant to the terms of this Agreement has been validly issued, is fully paid and non-assessable; (4) the exchange of the securities herein contemplated does not require the registration of the Bargain Products, Inc. securities pursuant to any Federal law dealing with the issuance, sale, transfer, and/or exchange of corporate securities;
     (5) that Bargain Products, Inc. is not under investigation by the SEC, the NASD or any state securities commission; (6) that there are no known securities violations; (7) all shares issued by Bargain Products, Inc. have been validly issued in accordance with Nevada or Federal law, are fully paid and non-assessable; and (8) there are no outstanding options, rights, warrants, conversion privileges or other agreements which would require issuance of additional shares.


6.Closing Date. The closing shall take place on or before April 9, 1999, or as soon thereafter as is practicable, at the Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121, or at such other time and place as the parties hereto shall agree upon.

7.Actions at the Closing.  At the closing, Bargain Products, Inc. and
Troika Shareholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section I of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable.

8.Conduct of Business, Board of Directors, etc. Between the date hereof and the Closing Date, Troika will conduct its business in the same manner in which it has heretofore been conducted and the Troika Shareholders will not permit Troika to: (1) enter into any contract, etc., other than in the ordinary course of business; or (2) declare or make any distribution of any kind to the stockholders of Troika, without first obtaining the written consent of Bargain Products, Inc..

Upon closing, the old officers and members of the board of directors of Bargain Products, Inc. will tender their resignations and a new Board of Directors will be elected by the shareholders of Bargain Products, Inc., which shall consist of the following individuals:

Simon Kublanov

Leonid Kuvykin


Upon election of the above Board of Directors, and subject to the authority of the Board of Directors as provided by law and the By-Laws of Bargain Products Inc., the new officers of Bargain Products, Inc., after the closing date of this Agreement shall be as follows:


Simon KublanovPresident and Chief Executive Officer
Leonid KuvykinSecretary & Treasurer

9.Access to the Properties and Books of Troika. The Troika Shareholders hereby grant to Bargain Products, Inc., through their duly authorized representatives and during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of Troika and full opportunity to examine their books and records.

10.Miscellaneous

          (a)This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Nevada.

          (b)Each of the Constituent Corporations shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the consummation of this Agreement, including, without limiting the generality of the foregoing, fees and expenses of financial consultants, accountants and counsel and the cost of any documentary stamps, sales and excise taxes which may be imposed upon or be payable in respect to the transaction.

          (c)At any time before or after the approval and adoption by the respective stockholders of the Constituent Corporations, if required, this Reorganization Agreement may be amended or supplemented by additional written agreements, as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient to further the purpose of this Reorganization Agreement, to clarify the intention of the parties, to add to or to modify the covenants, terms or conditions contained herein, or otherwise to effectuate or facilitate the consummation of the transaction contemplated hereby. Any written agreement referred to in this paragraph shall be validly and sufficiently authorized for the purposes of this Reorganization Agreement if signed on behalf of Troika or Bargain Products, Inc., as the case may be, by its Chairman of the Board, or its President.

          (d)This Reorganization Agreement may be executed in any number of counterparts and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Reorganization Agreement.

          (e)This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the Troika Shareholders and upon the successors and assigns of Bargain Products, Inc..


          (f)All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

If to Troika
Shareholders, then:Simon Kublanov
47-39 49th Street
Woodside, NY 11377

If to Bargain Products, Inc.,
then:Bargain Products, Inc.
2959 E. Flamingo Road, Ste. G
Las Vegas, NV 89121

The foregoing Reorganization Agreement, having been duly approved or adopted by the Board of Directors, and duly approved or adopted by the stockholders of the constituent corporation, as required, in the manner provided by the laws of the State of Nevada, the Chairman of the Board, the President or the Secretary of said corporations, and the Shareholders of Troika do now execute this Reorganization Agreement under the respective seals of said corporation by the authority of the directors and stockholders of each, as required, as the act, deed and agreement of each of said corporations. This Stock-For-Stock Agreement may be signed in two or more counterparts.


BARGAIN PRODUCTS, INC.

By:/s/Mont E. Tanner
Mont Tanner, President

SHAREHOLDERS

/s/Simon Kublanov
Simon Kublanov


/s/Leonid Kuvykin
Leonid Kuvykin


                      SHAREHOLDERS OF TROIKA


Name                     Number of Shares



Simon Kublanov              300,000

Leonid Kuvykin              700,000